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                                                                   EXHIBIT 23(f)

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Amendment No. 1 to Registration Statement on Form S-4 (No. 333-74275) of United Rentals (North America), Inc. (the "Company") of our report dated June 19, 1998 except for Notes 9 and 15 which are as of July 10, 1998 with respect to the combined financial statements of Equipment Supply co., Inc. and Affiliates, included in the Company's reports on Form 8-K dated July 21, 1998 and December 24, 1998. We also consent to the reference to our firm under the caption "Experts".

BDO Seidman LLP
Philadelphia, Pennsylvania
May 7, 1999